Exhibit 99.(a)(1)(B)

Letter Of Transmittal And Consent

EPIX Pharmaceuticals, Inc.

To Tender Notes and Deliver Consents in Respect of

3.00% Convertible Senior Notes Due 2024 (the “Notes”)
CUSIP Nos. 26881QAB7 and 26881QAA9

Pursuant to the Offer to Exchange and Consent Solicitation dated April 7, 2009

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MAY 4, 2009 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY EPIX PHARMACEUTICALS, INC. WITH THE CONSENT OF THE HOLDERS OF AT LEAST 75% IN OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES.

The Exchange Agent is:
U.S. Bank National Association

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107	U.S. Bank National Association 60 Livingston Avenue 1st Floor Bond Drop Window St. Paul, MN 55107

ATTN: Specialized Finance (if by mail, registered or certified recommended)	ATTN: Specialized Finance	ATTN: Corporate Trust Services — Specialized Finance

By Facsimile: (657)-495-8158 ATTN: Bondholder Communications	To Confirm by Telephone: (800)-934-6802 ATTN: Bondholder Communications

For Information:
(800)-934-6802

DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Offer to Exchange and Consent Solicitation dated April 7, 2009 (the “Offer to Exchange and Consent Solicitation”) of EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and this letter of transmittal and consent (the “Letter of Transmittal and Consent”), which together describe the Company’s offer (the “Exchange Offer”) to exchange (i) 339 shares of common stock, par value $0.01 per share (“common stock”), (ii) a cash payment of $180.00 (the consideration referenced in clauses (i) and (ii), the “Closing Consideration”), plus (iii) one (1) contingent value right (“Contingent Value Right”), as described below, for each $1,000 principal amount of our outstanding 3.00% Convertible Senior Notes due 2024 (the “Notes”) and the Company’s consent solicitation (the “Consent Solicitation”) to adopt proposed amendments to the Indenture between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), dated as of June 7, 2004, as amended by the First Supplemental Indenture, dated as of January 7, 2005 (as amended, the “Indenture”), to remove certain restrictive covenants in the Indenture. Each Contingent Value Right represents the contractual right to receive additional payments, subject to certain exceptions, if after completion of the Exchange Offer the Company consummates any exchange, redemption, repurchase, prepayment or similar event on account of, or with respect to, Notes held by any holder of Notes who does not tender all of such holder’s Notes in the Exchange Offer (such holder, a “Non-Tendering Holder”) within a specified time period and which results in aggregate cash or non-cash payments to such Non-Tendering Holder having a fair market value (as set forth in the definitive agreement executed by the Company and such Non-Tendering Holder) in excess of the sum of (a) $180.00, (b) the lower of (i) $170.00 and (ii) the fair market value of 339 shares of common stock as of the date of consummation of the Exchange Offer and (c) any prior payments made by the Company pursuant to such Contingent Value Right, for each $1,000 of aggregate principal amount outstanding of the Notes tendered by such Non-Tendering Holder (each, a “CVR Payment Event”). The Closing Consideration together with the Contingent Value Rights, are referred to herein as the “Exchange Consideration.” The proposed amendments to the Indenture, together with the agreements giving effect to such amendments, are referred to herein as the “Proposed Amendments”. EPIX Pharmaceuticals is not offering to pay any separate or additional payment for the consents to the Proposed Amendments. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange and Consent Solicitation.

The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Notes so tendered and accepted. The Closing Consideration and any amounts paid with respect to the Contingent Value Rights will be subject to any required withholding of taxes, and no interest will be paid thereon. The Contingent Value Rights will not be transferable, except under very limited circumstances as described in the Offer to Exchange and Consent Solicitation.

The Exchange Offer and Consent Solicitation are being extended to all holders of the Notes. Holders of Notes are urged to read the Offer to Exchange and Consent Solicitation.

If you desire to participate in the Exchange Offer and Consent Solicitation, (1) a properly completed and validly executed copy of this Letter of Transmittal and Consent, together with any signature guarantees and any other documents required by the instructions hereto, must be received by U.S. Bank National Association (the “Exchange Agent”) at the address set forth above or (2) your Notes must be transferred by book-entry transfer to an account maintained by the Exchange Agent at the Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Offer to Exchange and Consent Solicitation under the caption “The Offer — Book Entry Transfer.” Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent. If you hold your Notes in definitive form, you will need to send your Notes to the Exchange Agent so that they are received prior to the Expiration Date unless you comply with the guaranteed delivery procedures described below.

Holders whose Notes are not immediately available or who cannot deliver their Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in the Offer to Exchange and Consent Solicitation under the caption “The Offer — Guaranteed Delivery.”

By tendering your Notes in the Exchange Offer and consenting to the Proposed Amendments, you also agree to release the Company, its subsidiaries, affiliates and stockholders, as well as all directors, officers, employees, attorneys, accountants, advisors, agents and representatives, whether current or former, of the Company, its subsidiaries, affiliates, and stockholders from any and all claims arising out of or in connection with your ownership or acquisition of the Notes so tendered, as set forth in the Offer to Exchange and Consent Solicitation under the caption “The Offer — Release of Legal Claims By Tendering Holders.”

Holders may not tender their Notes without delivering the related consents to the Proposed Amendments. Holders of Notes may not deliver consents without tendering the related Notes. Notes tendered may be withdrawn and consents may be revoked at any time prior to the Expiration Date. A valid withdrawal of Notes will be deemed to be a revocation of the corresponding consents. Consents provided in connection with a tender of Notes cannot be revoked without a valid withdrawal of the related Notes. Accordingly, a purported revocation of consents provided in connection with a tender of Notes without a concurrent valid withdrawal of the related Notes will not withdraw the tender of the Notes or revoke the related consents.

The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND CONSENT AND THE OFFER TO EXCHANGE AND CONSENT SOLICITATION CAREFULLY BEFORE CHECKING ANY BOX BELOW. YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO EXCHANGE AND CONSENT SOLICITATION AND THIS LETTER OF TRANSMITTAL AND CONSENT MAY BE DIRECTED TO THE EXCHANGE AGENT.

TENDER OF NOTES AND CONSENT TO PROPOSED AMENDMENTS

List below the Notes to which this Letter of Transmittal and Consent relates. If the space provided below is inadequate, the certificate numbers and principal amounts should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF NOTES
Name(s) and Addresses of Registered Holder(s)	Certificate	Principal Amount
(Please fill-in)	Number(s)	Tendered*

Total

* - You must consent to the Proposed Amendments. Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Notes and consented to the Proposed Amendments. See Instruction 2.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution(s):

The Depository Trust Company Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s):

Name of Eligible Institution that Guaranteed Delivery:

Date of Execution of Notice of Guaranteed Delivery:

If Delivered by Book-Entry Transfer:

Account Number:

☐	CHECK HERE IF THE CERTIFICATE(S) REPRESENTING YOUR NOTES ARE BEING TENDERED WITH THIS LETTER OF TRANSMITTAL AND CONSENT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company, and consents to the Proposed Amendments in respect of, the aggregate principal amount at maturity of Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Notes as are being tendered hereby. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer and Consent Solicitation on, the Notes so tendered and accepted.

2. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign, transfer and vote the Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

3. The undersigned irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in -fact of the undersigned (with full knowledge that the Exchange Agent also acts as an agent of the Company) with respect to the Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present the Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Notes, on the account books maintained by the Book-Entry Transfer Facility to, or upon the order of, the Company, (ii) to deliver to the Company this Letter of Transmittal and Consent as evidence of the undersigned’s consent to the Proposed Amendments and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Notes, all in accordance with the terms of and conditions to the Exchange Offer.

4. The undersigned understands that if the undersigned tenders to the Company, and provides consents with respect to, Notes and the Company accepts the Notes for exchange, such acceptance will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions set forth in the Offer to Exchange and Consent Solicitation and this Letter of Transmittal and Consent.

5. The undersigned understands that, under certain circumstances and subject to certain conditions of the Exchange Offer and Consent Solicitation (each of which the Company may waive, but in certain circumstances only with the consent of the holders of at least 75% in outstanding principal amount of the Notes), set forth in the Offer to Exchange and Consent Solicitation under the caption “The Offer — Conditions to the Completion of the Offer,” the Company may not be required to accept for exchange any of the Notes tendered (including any Notes tendered after the Expiration Date). Any Notes not accepted for exchange will be returned promptly upon expiration of the offer to the undersigned at the address set forth above, unless otherwise indicated below under “Special Delivery Instructions” below.

6. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn, and consent revoked, only in accordance with the procedures set forth in the Offer to Exchange and Consent Solicitation under the caption “The Offer — Right of Withdrawal.” See Instruction 9.

7. Unless otherwise indicated in the box entitled “Special Issuance Instructions” below, please issue the shares of common stock (and, if applicable, substitute certificates representing Notes for any Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the new securities (and, if applicable, substitute certificates representing Notes for any Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Notes.”

8. THE UNDERSIGNED ACKNOWLEDGES THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION ARE SUBJECT TO THE MORE DETAILED TERMS SET FORTH IN THE OFFER TO EXCHANGE AND CONSENT SOLICITATION AND, IN CASE OF ANY CONFLICT BETWEEN THE TERMS OF THE OFFER TO EXCHANGE AND CONSENT SOLICITATION AND THIS LETTER OF TRANSMITTAL AND CONSENT, THE TERMS OF THE OFFER TO EXCHANGE AND CONSENT SOLICITATION SHALL PREVAIL.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL AND CONSENT, WILL BE DEEMED TO HAVE TENDERED THE NOTES AND CONSENTED TO THE PROPOSED AMENDMENTS AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if certificates for Notes not exchanged and/or shares of common stock are to be issued in the name of someone other than the person or persons whose signature(s) appear(s) below, or if Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue new securities and/or Notes to:

Name(s)*

(Please Type or Print)

(Please Type or Print)

Address:

(Zip Code)

* (Such person(s) must properly complete a Substitute Form W-9, a Form W-8BEN, a Form W-8ECI, or a Form W-8IMY)

☐  Credit unexchanged Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if Applicable)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3 and 4)
To be completed ONLY if certificates for Notes not exchanged are to be sent to someone other than the person or persons whose signatures(s) appear(s) below or to such person or persons at an address other than shown in the box entitled “Description of Notes” above.

Mail New Securities and/or Notes to:

Name(s)*

(Please Type or Print)

(Please Type or Print)
Address:

(Zip Code)
* (Such person(s) must properly complete a Substitute Form W-9, a Form W-8BEN, a Form W-8ECI, or a Form W-8IMY)

IMPORTANT: THIS LETTER OF TRANSMITTAL AND CONSENT OR A FACSIMILE HEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND CONSENT
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)

X	, 2009
X	, 2009
X	, 2009
Signature(s) of Owner	Date

Area Code and Telephone Number

If a holder is tendering any Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence of such fiduciary’s authority to so act. See Instruction 3.

Name(s)

Capacity:

Address:

SIGNATURE GUARANTEE
(if required by Instruction 3)

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

INSTRUCTIONS

1.	Delivery of this Letter of Transmittal and Consent; Guaranteed Delivery Procedures.

A holder of Notes may tender the same and consent to the Proposed Amendments by (i) properly completing and signing this Letter of Transmittal and Consent or a facsimile thereof (all references in the Offer to Exchange and Consent Solicitation to the Letter of Transmittal and Consent shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates, if applicable, representing the Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal and Consent, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below, or (iii) complying with the guaranteed delivery procedures described below. Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof.

The Exchange Agent will make a request to establish an account with respect to the Notes at The Depositary Trust Company (“DTC”) for purposes of the Exchange Offer promptly after the date of the Offer to Exchange and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for such transfer. However, although delivery of Notes may be effected through book-entry transfer at DTC, an Agent’s Message (as defined in the next paragraph) in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the cover page of this Letter of Transmittal and Consent on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

A holder may tender Notes that are held through DTC by transmitting its acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the Exchange Agent for its acceptance. The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering the Notes that such participant has received the Letter of Transmittal and Consent and agrees to be bound by the terms of the Letter of Transmittal and Consent, and that the Company may enforce such agreement against such participant. Delivery of an Agent’s Message will also constitute an acknowledgement from the tendering DTC participant that the representations and warranties set forth in this Letter of Transmittal and Consent are true and correct.

DELIVERY OF THE AGENT’S MESSAGE BY DTC WILL SATISFY THE TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION AS TO EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT BY THE PARTICIPANT IDENTIFIED IN THE AGENT’S MESSAGE. DTC PARTICIPANTS MAY ALSO ACCEPT THE EXCHANGE OFFER AND CONSENT TO THE PROPOSED AMENDMENTS BY SUBMITTING A NOTICE OF GUARANTEED DELIVERY THROUGH ATOP.

Holders of Notes whose certificates for Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Notes and consent to the Proposed Amendments pursuant to the guaranteed delivery procedures set forth in “The Offer — Guaranteed Delivery” section of the Offer to Exchange and Consent Solicitation. Pursuant to such procedures,

(i) such tender must be made through an Eligible Institution (as defined in Instruction 3 below),

(ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery or a properly transmitted Agent’s Message in lieu of Notice of Guaranteed Delivery), setting forth the name and address of the holder of Notes, the certificate number or numbers of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that within three Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery or facsimile transmission by the Eligible Institution, the Letter of Transmittal (or facsimile thereof), together with the Notes tendered or a book-entry confirmation and any other documents required by this Letter of Transmittal and Consent will be deposited by the Eligible Institution with the Exchange Agent, and

(iii) such properly completed and executed Letter of Transmittal and Consent (or facsimile thereof), as well as the Notes tendered or a book-entry confirmation and all other documents required by this Letter of Transmittal and Consent, are received by the Exchange Agent within 3 Nasdaq trading days after the date of such execution of the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT, THE NOTES AND ALL OTHER REQUIRED DOCUMENTS, OR BOOK-ENTRY TRANSFER AND TRANSMISSION OF AN AGENT’S MESSAGE BY A DTC PARTICIPANT, ARE AT THE ELECTION AND RISK OF THE TENDERING HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL AND CONSENT OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY OR DTC. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE TENDERS FOR SUCH HOLDERS. SEE “THE OFFER” SECTION OF THE OFFER TO EXCHANGE AND CONSENT SOLICITATION.

2.	Partial Tenders.

If less than all of the Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount at maturity of Notes to be tendered in the box above entitled “Description of Notes” under “Principal Amount Tendered.” All of the Notes delivered to the exchange agent will be deemed to have been tendered, and consents with respect to such Notes delivered, unless otherwise indicated.

3.	Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal and Consent is signed by the registered holder of the Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and Consent as there are different registrations of certificates.

When this Letter of Transmittal and Consent is signed by the registered holder or holders of the Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the new securities are to be issued, or any unexchanged Notes are to be reissued, to a person other than the current registered holder of the Notes being tendered, then endorsements of any certificates transmitted herewith or separate bond powers are required. Signatures on such certificate(s) or bond powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal and Consent is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s), and signatures on such certificates(s) or bond powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in -fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal and Consent.

ENDORSEMENTS ON CERTIFICATES FOR NOTES OR SIGNATURES ON BOND POWERS REQUIRED BY THIS INSTRUCTION 3 MUST BE GUARANTEED BY A FINANCIAL INSTITUTION (INCLUDING MOST BANKS, SAVINGS AND LOAN ASSOCIATIONS AND BROKERAGE HOUSES) THAT IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE NEW YORK STOCK EXCHANGE MEDALLION PROGRAM OR THE STOCK EXCHANGES MEDALLION PROGRAM (EACH AN “ELIGIBLE INSTITUTION” AND COLLECTIVELY, “ELIGIBLE INSTITUTIONS”).

SIGNATURES ON THIS LETTER OF TRANSMITTAL AND CONSENT NEED NOT BE GUARANTEED BY AN ELIGIBLE INSTITUTION IF THE NOTES ARE TENDERED, AND CONSENTS DELIVERED: (I) BY A REGISTERED HOLDER OF NOTES (WHICH TERM, FOR PURPOSES OF THE EXCHANGE OFFER, INCLUDES ANY PARTICIPANT IN THE BOOK-ENTRY TRANSFER FACILITY SYSTEM WHOSE NAME APPEARS ON A SECURITY

POSITION LISTING AS THE HOLDER OF SUCH NOTES) WHO HAS NOT COMPLETED THE BOX ENTITLED “SPECIAL ISSUANCE INSTRUCTIONS” OR “SPECIAL DELIVERY INSTRUCTIONS” ON THIS LETTER OF TRANSMITTAL AND CONSENT, OR (II) FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION.

4.	Special Issuance and Delivery Instructions.

Tendering holders of Notes should indicate in the applicable box the name and address to which new securities issued pursuant to the Exchange Offer and Consent Solicitation and/or substitute certificates evidencing Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated and such person named must properly complete a Substitute Form W-9, a Form W-8BEN, a Form W-8ECI or a Form W-8IMY. Holders tendering Notes by book-entry transfer may request that Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate hereon. If no such instructions are given, such Notes not exchanged will be returned to the name and address of the person signing this Letter of Transmittal and Consent.

5.	Transfer Taxes.

The Company will pay all transfer taxes, if any, applicable to the transfer of Notes to the Company (or its order) pursuant to the Exchange Offer and Consent Solicitation. If, however, new securities and/or substitute Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Notes tendered hereby, or if tendered Notes are registered in the name of any person other than the person signing this Letter of Transmittal and Consent, or if a transfer tax is imposed for any reason other than the transfer of Notes to the Company (or its order) pursuant to the Exchange Offer and Consent Solicitation, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

6.	Waiver of Conditions.

Subject to the following sentence, the Company reserves the absolute right to waive satisfaction of any or all conditions described in the Offer to Exchange and Consent Solicitation. The Exchange Offer and Consent Solicitation are conditioned upon the valid tender of at least 93% of the aggregate principal amount of the outstanding Notes and the valid consent in respect of a majority in aggregate principal amount of the outstanding Notes, conditions that may be modified by the Company with the consent of the holders of at least 75% in outstanding principal amount of the Notes.

7.	No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Notes, by execution of this Letter of Transmittal and Consent, shall waive any right to receive notice of the acceptance of their Notes for exchange.

Although the Company intends to notify holders of defects or irregularities with respect to tenders of Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give any such notice.

8.	Mutilated, Lost, Stolen or Destroyed Notes.

Any holder whose Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

9.	Withdrawal of Tenders.

Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Notes which have been tendered for exchange but are not exchanged for any reason will be returned promptly after the Expiration Date.

For a withdrawal of a tender of, and revocation of consent in respect of, Notes to be effective, a written notice of withdrawal, in the form or substantially equivalent to the form enclosed, must be received by the Exchange Agent at its address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the “Depositor”), (ii) identify the

Notes to be withdrawn (including principal amount of such Notes), (iii) be signed by the holder in the same manner as the original signature on this Letter of Transmittal and Consent by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the Indenture pursuant to which the Notes were issued register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor.

Any Notes properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. A valid withdrawal of Notes will be deemed to be a revocation of the corresponding consents. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation (including the instructions of this Letter of Transmittal and Consent) will be final and binding on all parties.

10.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Offer to Exchange and Consent Solicitation, this Letter of Transmittal and Consent and other related documents may be directed to the Exchange Agent at the address and telephone number indicated above.

11.	Federal Tax Withholding

In order for a tendering holder of Notes (and, in the case of new securities to be issued pursuant to the Special Issuance Instructions, a prospective holder of new securities) to avoid possible U.S. federal “backup withholding” with respect to the receipt of Exchange Consideration, such holders must (i) provide the Exchange Agent with a properly completed Substitute Form W-9 and sign such form under penalties of perjury or (ii) otherwise establish an exemption. Holders that are not “United States persons” for U.S. federal income tax purposes (“non-U.S. holders”) may be required to submit additional documentation to avoid (or reduce) withholding applicable to payments to foreign payees. These issues are discussed more fully below in “Important Tax Information.”

IMPORTANT TAX INFORMATION

Each tendering holder of Notes (and prospective holder of new securities to be issued pursuant to the Special Issuance Instructions), that is a “United States person” for federal income tax purposes, should complete the attached Substitute Form W-9. Under current federal income tax law, such a holder is required to provide the Company (as payer) with such holder’s correct taxpayer identification number (“TIN”) and make the required certifications on Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding to prevent any backup withholding on any interest, dividend or other reportable payments received in respect of either the tendered Notes or the new securities received. If such a holder is an individual, the TIN is such holder’s social security number. If the Company is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”).

Certain holders (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. Exempt holders should write “exempt” in Part 2 of Substitute Form W-9. A foreign individual may qualify as an exempt recipient by submitting to the Company, through the Exchange Agent, the appropriate IRS Form W-8 (e.g., W-8BEN or Form W-8ECI), properly completed and signed under penalty of perjury, attesting to the holder’s exempt status. The appropriate Form W-8 will be provided by the Exchange Agent upon request and is also available on the IRS website ( http://www.irs.gov ). See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Company is required to withhold up to 28% (or such other percentage that may be applicable to payments made after December 31, 2010) of any “reportable payment”

made to a holder of new securities or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Purpose of Substitute Form W-9

To prevent backup withholding with respect to any payments received in respect of either the Notes or the new securities, each holder should provide the Company, through the Exchange Agent, with either: (A) the holder’s correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on the form is correct and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding; or (B) if applicable, an adequate basis for exemption (including, as to a foreign person, a properly completed applicable Form W-8).

Special Rules for Non-U.S. Holders

Even if a non-U.S. holder has provided the required certification to avoid backup withholding, the Company will withhold a 30% tax from payments of U.S. source income (for example, interest or dividends on the Notes or new securities) made to any non-U.S. holder unless it determines that such holder is either eligible for a reduced rate of withholding pursuant to a U.S. income tax treaty or exempt from withholding because (i) the gross proceeds are effectively connected with the conduct of a trade or business within the United States or (ii) in the case of a payment of interest, the payment qualifies for the portfolio interest exemption from withholding. A non-U.S. holder who is eligible for a reduced rate of withholding pursuant to a U.S. income tax treaty (or for the benefits of the portfolio interest exemption) must certify that fact by providing a properly executed IRS Form W-8BEN or other appropriate form prior to the time payment is made. To obtain an exemption from withholding based on the grounds that the gross income is effectively connected with the conduct of a trade or business within the United States, a non-U.S. holder must furnish the Company with a properly executed IRS Form W-8ECI. These forms are available from the Exchange Agent or on the IRS website ( http://www.irs.gov ). A non-U.S. holder may be eligible to obtain from the IRS a refund of tax withheld if such holder is able to establish that no tax (or a reduced amount of tax) is due.

Non-U.S. holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

What Number to Give the Exchange Agent

A holder is required to give the Exchange Agent its TIN (e.g., social security number or employer identification number). If the new securities will be held in more than one name or are not held in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance regarding which number to report.

IRS Circular 230 Notice

TO ENSURE COMPLIANCE WITH THE REGULATIONS IN SECTION 10.35 OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230, WE INFORM YOU THAT (A) ANY U.S. TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE; (B) ANY SUCH TAX ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

REPRESENTATION OF AFFILIATE STATUS

On the closing date of the Exchange Offer, the Company will execute a Registration Rights Agreement with holders of shares of common stock that are held by holders of Notes who tender in the Exchange Offer and who, as a result, may be deemed affiliates of the Company following consummation of the Exchange Offer. The Registration Rights Agreement will require the Company to file, upon demand from applicable Noteholders, registration statements with the SEC that will permit the resale on a continuous basis, or pursuant to a firm commitment underwritten offering, of the common stock and any other common stock owned by the Noteholder as of the date of the Registration Rights Agreement. The Company has agreed to keep the registration statement effective until (i) such shares have been disposed of pursuant to an effective Registration Statement and the Securities Act, (ii) such shares shall have been transferred pursuant to a transaction under Rule 144 or (iii) such shares shall have become eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

Holders who exchange Notes and are not affiliates of the Company should generally be able to freely trade such new securities in accordance with Rule 144 under the Securities Act without the need for registration under the Securities Act.

Please check one of the two boxes below. By checking the appropriate box, you hereby represent that:

☐	Following the Exchange Offer, I will be an “affiliate” of the Company (as defined in Rule 144(a) of the Securities Act), and I wish to become party to the Registration Rights Agreement.

☐	Following the Exchange Offer, I will NOT be an “affiliate” of the Company (as defined in Rule 144(a) of the Securities Act), and will thus not be eligible to become a party to the Registration Rights Agreement.

Please note you must check one of the two boxes above.